BY-LAWS
                                       of
                         BERKSHIRE REALTY COMPANY, INC.
                      (as amended through October 9, 1997)


                                    ARTICLE I

                                  SHAREHOLDERS

         SECTION 1. Annual Meeting. The annual meeting of shareholders shall be held on the first Tuesday of May in each year after 1990 (or if that be a legal holiday in the place where the meeting is to be held, on the next succeeding full business day) at the principal office of the Corporation in Massachusetts at ten o'clock a.m., unless a different hour, date or place within or without the United States is fixed by the Board of Directors, the Chairman of the Board, if one is elected, or the President. If no annual meeting has been held on the date fixed as above provided, a special meeting in lieu thereof may be held, and such special meeting shall have, for the purposes of these By-laws or otherwise, all the force and effect of an annual meeting.

         SECTION 2. Matters to be Considered at Annual Meeting. At an annual meeting of shareholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before the annual meeting (a) by, or at the direction of, a majority of the Board of Directors (unless at the time of such action there is an Interested Shareholder, in which case the affirmative vote of a majority of the Continuing Directors then in office shall also be required) or (b) by any shareholder of the Corporation who complies with the notice procedures set forth in this Section 2. For a proposal to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than 50 days nor more than 150 days prior to the scheduled annual meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that if less than 70 days' notice or prior public disclosure of the date of the scheduled annual meeting is given or made, notice by the shareholder to be timely must be so delivered or received not later than the close of business on the 15th day following the day on which such notice of the date of the scheduled annual meeting was mailed. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation's stock transfer books, of the shareholder proposing such business and of the beneficial owners (if any) of the stock registered in such shareholder's name and the name and address of other shareholders known by such shareholder to be supporting such proposal, (c) the class and number of shares of the Corporation's capital stock


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which are beneficially owned by the shareholder and beneficial owners (if any)
on the date of such shareholder's notice and by any other shareholders known by such shareholder to be supporting such proposal on the date of such shareholder's notice, and (d) any financial interest of the shareholder in such proposal.

         If the Board of Directors determines that any shareholder proposal was not timely made in accordance with the terms of this Section 2, the Board of Directors may determine that such shareholder proposal will not be acted upon at the annual meeting. If the Board of Directors, or a designated committee thereof, determines that the information provided in a shareholder's notice does not satisfy the informational requirements of this section in any material respect, the Secretary of the Corporation shall promptly notify such shareholder of the deficiency in the notice. The shareholder shall have an opportunity to cure the deficiency by providing additional information to the Secretary within such period of time, not to exceed 5 days from the date such deficiency notice is given to the shareholder, as the Board of Directors or such committee shall reasonably determine. If the deficiency is not cured within such period, or if the Board of Directors or such committee determines that the additional information provided by the shareholder, together with the information previously provided, does not satisfy the requirements of this Section 2 in any material respect, then the Board of Directors may determine that such shareholder proposal will not be acted upon at the annual meeting. If there is an Interested Shareholder, any determination to be made by the Board of Directors or a designated committee thereof pursuant to the provisions of this
Section 2 shall also require the concurrence of a majority of the Continuing Directors then in office. The Secretary of the Corporation shall notify a shareholder in writing whether his proposal has been made in accordance with the time and informational requirements of this Section.

         Notwithstanding the procedure set forth in the preceding paragraph, if neither the Board of Directors nor such committee makes a determination as to the validity of any shareholder proposal, the presiding officer of the annual meeting shall determine and declare at the annual meeting whether the shareholder proposal was made in accordance with the terms of this Section 2. If the presiding officer determines that a shareholder proposal was made in accordance with the terms of this Section 2, he shall so declare at the annual meeting and ballots shall be provided for use at the meeting with respect to any such proposal. If the presiding officer determines that a shareholder proposal was not made in accordance with the terms of this Section 2, he shall so declare at the annual meeting and any such proposal shall not be acted upon at the annual meeting.

         This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, Directors and committees of the Board of Directors, but in connection with such reports, no new business shall be acted upon at such annual meeting unless stated, filed and received as herein provided.

         SECTION 3. Special Meetings. Special meetings of the shareholders of the Corporation may be called only in the manner provided in the Restated Certificate of Incorporation.

         SECTION 4. Matters to be Considered at Special Meetings. Only those matters set forth in the call of the special meeting may be considered or acted upon at such special meeting, unless otherwise provided by law.

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         SECTION 5. Notice of Meetings; Adjournments. A written notice of all annual meetings of shareholders stating the hour, date and place of such annual meetings shall be given by the Secretary or an Assistant Secretary (or other person authorized by these By-laws or by law) not less than 10 days nor more than 60 days before the meeting, to each shareholder entitled to vote thereat or to each shareholder who, under the Restated Certificate of Incorporation or under these By-laws, is entitled to such notice, by delivering such notice to him or by mailing it, postage prepaid, addressed to such shareholder at the address of such shareholder as it appears on the Corporation's stock transfer books. Such notice shall be deemed to be delivered when hand delivered to such address or deposited in the mail so addressed, with postage prepaid.

         Notice of all special meetings of shareholders shall be given in the same manner as provided for annual meetings of the shareholders, except that the written notice of all special meetings shall state the purpose or purposes for which the meeting has been called.

         Notice of an annual or special meeting of shareholders need not be given to a shareholder if a written waiver of notice is executed before or after such meeting by such shareholder or such shareholder's authorized attorney, if communication with such shareholder is unlawful, or if such shareholder attends such meetings unless such attendance was for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting was not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of shareholders need be specified in any written waiver of notice.

         When any annual or special meeting of shareholders is adjourned to another hour, date or place, notice need not be given of the adjourned meeting other than an announcement at the meeting at which the adjournment is taken of the hour, date and place to which the meeting is adjourned; provided, however, that if the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given as in the case of the original meeting to each shareholder of record entitled to vote thereat.

         SECTION 6. Quorum. The holders of a majority in interest of all stock issued, outstanding and entitled to vote, represented in person or by proxy, shall constitute a quorum at any annual or special meeting of shareholders; but if less than a quorum is present at a meeting, a majority in interest of the shareholders present or the presiding officer may adjourn the meeting from time to time, and the meeting may be held as adjourned without further notice, except as provided in Section 5 of this Article I. At such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally noticed. The shareholders present at a duly constituted meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

         SECTION 7. Voting and Proxies. Shareholders shall have one vote for each share of stock entitled to vote owned by them of record according to the books of the Corporation, unless otherwise provided by law or by the Restated Certificate of Incorporation. Shareholders may vote either in person or by written proxy, but no proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Proxies shall be filed with the Secretary of the meeting before being voted. Except as otherwise limited therein, proxies shall entitle the persons

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authorized thereby to vote at any adjournment of such meeting, but they shall not be valid after final adjournment of such meeting. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by or on behalf of any one of them unless at or prior to the exercise of the proxy the Corporation receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger.

         SECTION 8. Rights of the Series 1997-A Convertible Preferred Shareholders -

                  (a) Voting - The holders of shares of Series 1997-A Convertible Preferred Stock have the right to vote on all matters in which the holders of Common Stock are entitled to vote, including but not limited to the ability to notice special meetings and to determine the subject matter thereof, on an "as converted" basis with holders of shares of Common Stock, as though part of the same class as holders of Common Stock, with such number of shares of Common Stock deemed held of record by holders of shares of Series 1997-A Convertible Preferred Stock on any Record Date as would be the number of shares of Common Stock into which the shares of Series 1997-A Convertible Preferred Stock held by such holder would be entitled to be converted on such Record Date. Notwithstanding the foregoing, as set forth in the Certificate of Designation with respect to the Series 1997-A Convertible Preferred Stock, with respect to votes as to directors, merger or consolidation, the issuance of any shares of Series 1997-A Convertible Preferred Stock, the exchange or conversion of any shares of Series 1997-A Convertible Preferred Stock or the amendment, alteration or repeal of any provision of the Corporation Charter, the Certificate of Designation providing for the preferences and rights of the holders of shares of Series 1997-A Convertible Preferred Stock, the Agreement of Limited Partnership of the Operating Partnership, or any organizational document of any Subsidiary, in such a manner as would affect adversely the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of the Series 1997-A Convertible Preferred Stock, the holders of Series 1997-A Convertible Preferred Stock must approve such action as a class by an affirmative vote of not less than a majority of the outstanding shares of Series 1997-A Convertible Preferred Stock.

                  (b) Notices - The holders of shares of Series 1997-A Convertible Preferred Stock will receive all notice of meetings of the holders of shares of Common Stock, and all other notices and correspondence to the holders of shares of Common Stock provided by the Corporation, and will be entitled to take such actions, and have such rights, as are set forth in the Certificate of Designation or are otherwise available to the holders of shares of Common Stock in the Charter and in the Bylaws of the Corporation as are in effect on the execution date, in each case with the same effect as would be taken by holders of Series 1997-A Convertible Preferred Stock if deemed to be holders of such number of shares of Common Stock as determined as aforesaid.

                  (c) Resolutions - The Resolutions of the Board of Directors relating to the issuance of the 2,737,000 shares of Series 1997-A Convertible Preferred Stock are hereby adopted in the form attached.


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         SECTION 9. Action at Meeting. When a quorum is present, any matter before any annual or special meeting of shareholders shall be decided by vote of the holders of a majority of the shares of stock voting on such matter, except where a larger vote is required by law, by the Restated Certificate of Incorporation or by these By-laws. Any election by shareholders shall be determined by a plurality of the votes cast, except where a larger vote is required by law, by the Restated Certificate of Incorporation or by these By-laws. The Corporation shall not directly or indirectly vote any shares of its own stock except as to shares which it holds in a fiduciary capacity or except as otherwise permitted by law. An abstention shall not be deemed a vote cast.

         SECTION 10. No Action by Consent. Any action required or permitted to be taken by the shareholders of the Corporation must be effected at a duly constituted annual or special meeting of such holders and may not be effected by any consent in writing by such shareholders.

         SECTION 11. Stockholder Lists. The Secretary or an Assistant Secretary (or the Corporation's transfer agent or other person authorized by these By-laws or by law) shall prepare and make, at least 10 days before every annual or special meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the hour, date and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present.

         SECTION 12. Presiding Officer. The presiding officer at all annual or special meetings of shareholders shall have the power, among other things, to adjourn such meeting at any time and from time to time, subject to Sections 5 and 6 of this Article I. The order of business and all other matters of procedure at any meeting of the shareholders shall be determined by the presiding officer.

                                   ARTICLE II

                                    DIRECTORS

         SECTION 1. Powers. All the power of the Corporation shall be exercised by or under the direction of the Board of Directors except as otherwise provided by the Restated Certificate of Incorporation or required by law.

         SECTION 2.  Number, Terms and Independent Directors.

         (a) Except as otherwise fixed pursuant to the provisions of the Restated Certificate of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation to elect additional Directors, the number of Directors of the Corporation shall be fixed by resolution duly adopted from time to time by the Board of Directors; provided, however, that if at the time of such action there is an Interested

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Shareholder, such action shall also require a majority vote of the Continuing
Directors then in office. The Directors, other than those who may be elected by the holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible as determined by the Board of Directors, with one class to be elected annually.

         (b) The initial Directors of the Corporation shall hold office as follows: the first class of Directors shall hold office initially for a term expiring at the annual meeting of shareholders to be held in 1991, the second class of Directors shall hold office initially for a term expiring at the annual meeting of shareholders to be held in 1992, and the third class of Directors shall hold office initially for a term expiring at the annual meeting of shareholders to be held in 1993, with the members of each class to hold office until their respective successors are elected and qualified. Directors elected at each annual meeting of the shareholders of the Corporation shall hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election and until their respective successors are elected and qualified.

         The holders of shares of Series 1997-A Convertible Preferred Stock, voting as a separate class, shall be entitled at all times to elect one director (as defined in the Certificate of Designation, the "Series 1997-A Preferred Director") to the Board of Directors (the "Board") of the Company. In the event that the Series 1997-A Preferred Director is unable to attend any meeting of the Board for any reason, then such Series 1997-A Preferred Director may designate, in writing, one person (the "Observer") who shall have the right to attend, but not vote at, such meeting. The Observer shall not be deemed to be a member of the Board and shall have none of the rights, duties, privileges or powers of a member of the Board including, without limitation, the right to notice of or to vote at meetings of the Board, and shall not be counted as a member of the Board for the purpose of determining whether a quorum is present at any meeting of the Board.

         (c) At least a majority of the entire Board and a majority of the Audit Committee of the Board shall be Independent Directors. Independent Directors are those Directors of the Corporation who are not Affiliates or employees of the Corporation or the Corporation's Advisor, and: (i) have no material business relationship with the Corporation or its Advisor, (ii) perform no other services for the Corporation, other than as Directors, and (iii) do not directly or indirectly (including through a member of his immediate family) own any interest in the Corporation's Advisor. In addition, an Independent Director may not serve as a director for more than two other investment programs sponsored by The Krupp Corporation or its Affiliates. For purposes of this Section 2(c), a material business relationship shall mean a business relationship which results in remuneration to an Independent Director in excess of $50,000. An "Affiliate" shall mean any person directly or indirectly controlling, controlled by or under common control with another person. The "Advisor" shall mean the person(s) or entity responsible for directing or performing the day-to-day business affairs of the Corporation, including a person or entity to which the Adviser subcontracts substantially all such functions. The Independent Directors shall supervise the relationship of the Corporation to the Advisor.

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         SECTION 3. Director Nominations. Nomination of candidates for election as Directors of the Corporation at any annual meeting of shareholders may be made (a) by, or at the direction of, a majority of the Board of Directors (unless at the time of such action there is an Interested Shareholder, in which case the affirmative vote of a majority of the Continuing Directors shall also be required) provided that, a person meeting the requirements of an Independent Director, as that term is defined in Section 2(c) of this Article II, shall be nominated by, or at the direction of, the Board of Directors as necessary in order to maintain a majority of Independent Directors on the Board of Directors, or (b) by any shareholder entitled to vote at such annual meeting. Only persons nominated in accordance with the procedures set forth in this Section 3 shall be eligible for election as Directors at an annual meeting of shareholders.

         Nominations, other than those made by, or at the direction of, the Board of Directors (and by the Continuing Directors, if required), shall be made pursuant to timely notice in writing to the Secretary of the Corporation as set forth in this Section 3. To be timely, a shareholder's notice shall be delivered to, or mailed and received at, the principal executive office of the Corporation not less than 60 days nor more than 150 days prior to the date of the scheduled annual meeting, regardless of postponements, deferrals, or adjournments of that meeting to a later date; provided, however, that if less than 70 days' notice or prior public disclosure of the date of the scheduled annual meeting is given or made, notice by the shareholder to be timely must be so delivered or received not later than the close of business on the 10th day following the earlier of
(a) the day on which such notice of the date of the scheduled annual meeting was mailed or (b) the day on which such public disclosure was made. Such shareholder's notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a Director (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Corporation's capital stock which are beneficially owned by such person on the date of such shareholder notice, and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies with respect to nominees for election as directors, pursuant to Regulation 14A promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (or any subsequent provisions replacing such Act or the rules and regulations promulgated thereunder); and (b) as to the shareholder giving the notice (i) the name and address, as they appear on the Corporation's stock transfer books, of such shareholder and of the beneficial owners (if any) of the stock registered in such shareholder's name and the name and address of other shareholders known by such shareholder to be supporting such nominees, and (ii) the class and number of shares of the Corporation's capital stock which are beneficially owned by such shareholder and beneficial owners (if any) on the date of such shareholder notice and by any other shareholders known by such shareholder to be supporting such nominees on the date of such shareholder notice. At the request of the Board of Directors, any person nominated by, or at the direction of, the Board of Directors for election as a Director at an annual meeting shall furnish to the Secretary of the Corporation that information required to be set forth in a shareholder's notice of nomination which pertains to the nominee.

         No person shall be elected by the shareholders as a Director of the Corporation unless nominated in accordance with the procedures set forth in this
Section 3. Election of Directors at the annual meeting need not be by written ballot, unless otherwise provided by the Board of Directors or presiding officer at such annual meeting. If written ballots are to be used, ballots bearing the

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names of all the persons who have been nominated for election as Directors at the annual meeting in accordance with the procedures set forth in this Section 3 shall be provided for use at the annual meeting.

         The Board of Directors may reject any nomination by a shareholder not timely made in accordance with the requirements of this Section 3. If the Board of Directors, or a designated committee thereof, determines that the information provided in a shareholder's notice does not satisfy the informational requirements of this Section 3 in any material respect, the Secretary of the Corporation shall promptly notify such shareholder of the deficiency in the notice. The shareholder shall have an opportunity to cure the deficiency by providing additional information to the Secretary within such period of time, not to exceed 5 days from the date such deficiency notice is given to the shareholder, as the Board of Directors or such committee shall reasonably determine. If the deficiency is not cured within such period, or if the Board of Directors or such committee reasonably determines that the additional information provided by the shareholder, together with the information previously provided does not satisfy the requirements of this Section 3 in any material respect, then the Board of Directors may reject such shareholder's nomination. The Secretary of the Corporation shall notify a shareholder in writing whether his nomination has been made in accordance with the time and informational requirements of this Section 3.

         Notwithstanding the procedure set forth in the preceding paragraph, if neither the Board of Directors nor such committee makes a determination as to the validity of any nominations by a shareholder, the presiding officer of the annual meeting shall determine and declare at the annual meeting whether a nomination was made in accordance with the terms of this Section 3. If the presiding officer determines that a nomination was made in accordance with the terms of this Section 3, he shall so declare at the annual meeting and ballots shall be provided for use at the meeting with respect to such nominee. If the presiding officer determines that a nomination was not made in accordance with the terms of this Section 3, he shall so declare at the annual meeting and such nomination shall be disregarded. If there is an Interested Shareholder, any determinations to be made by the Board of Directors or a designated committee thereof pursuant to the provisions of this Section 3 shall also require the concurrence of a majority of the Continuing Directors then in office.

         SECTION 4. Qualification. No Director need be a shareholder of the Corporation. Unless waived by a vote of the Board of Directors, no individual may serve as a Director of the Corporation if he has reached the age of 72 years at the time of election.

         SECTION 5. Vacancies. Any vacancy occurring on the Board of Directors, including any vacancy created by reason of an increase in the number of Directors, may be filled in the manner provided in the Restated Certificate of Incorporation.

         SECTION 6. Removal. Any Director may be removed from office in the manner provided in the Restated Certificate of Incorporation.

         SECTION 7. Resignation. A Director may resign at any time by giving written notice to the Chairman of the Board, if one is elected, the President or the Secretary. A resignation shall be effective upon receipt, unless the resignation otherwise provides.

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         SECTION 8. Regular Meetings. The regular annual meeting of the Board of
Directors shall be held, without other notice than this By-law, on the same date and at the same place as the annual meeting of shareholders following the close of such meeting of shareholders. Other regular meetings of the Board of Directors may be held at such hour, date and place as the Board of Directors may by resolution from time to time determine without other notice than such resolution.

         SECTION 9. Special Meetings. Special meetings of the Board of Directors may be called, orally or in writing, by or at the request of a majority of the Directors, the Chairman of the Board, if one is elected, or the President. The person calling any such special meeting of the Board of Directors may fix the hour, date and place thereof.

         SECTION 10. Notice of Meetings. Notice of the hour, date and place of all special meetings of the Board of Directors shall be given to each Director by the Secretary or an Assistant Secretary, or in case of the death, absence, incapacity or refusal of such persons, by the Chairman of the Board, if one is elected, or the President or such other officer designated by the Chairman of the Board, if one is elected, or the President. Notice of any special meeting of the Board of Directors shall be given to each Director in person or by telephone or by telegram sent to his business or home address at least 24 hours in advance of the meeting, or by written notice mailed to his business or home address at least 48 hours in advance of the meeting. Such notice shall be deemed to be delivered when hand delivered to such address, read to such Director by telephone, deposited in the mail so addressed, with postage thereon prepaid if mailed, or when delivered to the telegraph company if sent by telegram.

         When any Board of Directors meeting, either regular or special, is adjourned for more than 30 days, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the hour, date or place of any meeting adjourned for 30 days or less or of the business to be transacted at such meeting, other than an announcement at the meeting at which such adjournment is taken of the hour, date and place to which the meeting is adjourned.

         A written waiver of notice executed before or after a meeting by a Director and filed with the records of the meeting shall be deemed to be equivalent to notice of the meeting. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because such meeting is not lawfully called or convened. Except as otherwise required by law, by the Certificate of Incorporation or by these By-laws, neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

         SECTION 11. Quorum. At any meeting of the Board of Directors, a majority of the Directors then in office shall constitute a quorum for the transaction of business, but if less than a quorum is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time, and the meeting may be held as adjourned without further notice, except as provided in Section 10 of this Article II. Any business which might have been transacted at the meeting as originally noticed may be transacted at such adjourned meeting at which a quorum is present.

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         SECTION 12. Action at Meeting. At any meeting of the Board of Directors at which a quorum is present, a majority of the Directors present may take any action on behalf of the Board of Directors, unless otherwise required by law, by the Restated Certificate of Incorporation or by these By-laws.

         SECTION 13. Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board of Directors consent thereto in writing. Such written consent shall be filed with the records of the meetings of the Board of Directors and shall be treated for all purposes as a vote at a meeting of the Board of Directors.

         SECTION 14. Manner of Participation. Members of the Board of Directors or of committees elected by the Board pursuant to Section 15 of this Article II may participate in meetings of the Board or of such committees by means of conference telephone or similar communications equipment by means of which all Directors participating in the meeting can hear each other, and participation in a meeting in accordance herewith shall constitute presence in person at such meeting for purposes of these By-laws.

         SECTION 15. Committees. The Board of Directors, by the affirmative vote of a majority of the Directors then in office, may elect from its number Directors to serve on one or more committees, including an Audit Committee, and may delegate thereto some or all of its powers except those which by law, by the Restated Certificate of Incorporation or by these By-laws, may not be delegated. Except as the Board of Directors may otherwise determine, any such committee may make rules for conduct of its business, but unless otherwise provided by the Board of Directors or in such rules, its business shall be conducted so far as possible in the same manner as is provided by these By-laws for the Board of Directors. All members of such committees shall hold such offices at the pleasure of the Board of Directors, except that members of the Audit Committee shall be Independent Directors and shall serve on such Audit Committee as long as they are Directors of the Corporation. The Board of Directors may abolish any such committee, other than the Audit Committee, at any time. Any committee to which the Board of Directors delegates any of its powers or duties shall keep records of its meetings and shall report its action to the Board of Directors. The Board of Directors shall have power to rescind any action of any committee, other than the Audit Committee, but no such rescission shall have retroactive effect. With approval of the Board of Directors, the Chief Executive Officer may appoint such other committees consisting of such Directors as the Chief Executive Officer shall select. Any recommendations of such committees appointed by the Chief Executive Officer shall be submitted to the Board of Directors.

         The Series 1997-A Preferred Director shall sit as he may request on each committee of the Board or on any other group so acting, whether or not formally constituted as a committee of the Board; provided, however, that the Series 1997-A Preferred Director shall not have the right to request to sit on the Executive Committee. The Executive Committee shall report to the full Board on any matters exceeding $50,000,000.

         SECTION 16. Compensation of Directors. Directors shall receive such compensation for their services as shall be determined by a majority of the Board of Directors, provided that Directors who are serving the Corporation as officers or employees and who receive compensation for their services as such shall not receive any salary or other compensation for their services as Directors of the Corporation.

                                   ARTICLE III

                                    OFFICERS

         SECTION 1. Enumeration. The officers of the Corporation shall consist of a President, a Chief Executive Officer, a Treasurer, a Secretary and such other officers, including without limitation a Chairman of the Board, one or more Vice Presidents (including Executive Vice Presidents or Senior Vice Presidents), Assistant Vice Presidents, Assistant Treasurers and Assistant Secretaries, as the Board of Directors may determine,

         SECTION 2. Election and Appointment. At the regular annual meeting of the Board following the annual meeting of shareholders, the Board of Directors shall elect the President, the Chief Executive Officer, the Treasurer and the Secretary. Other officers may be appointed by the Board of Directors at such regular annual meeting of the Board of Directors or at any other regular or special meeting or appointed by the Chief Executive Officer.

         SECTION 3. Qualification. No officer need be a shareholder or a Director; provided, however, that the Chief Executive Officer shall be a Director. Any person may occupy more than one office of the Corporation at any time. Any officer may be required by the Board of Directors to give bond, at the Corporation's expense, for the faithful performance of his duties in such amount and with such sureties as the Board of Directors may determine.

         SECTION 4. Tenure. Except as otherwise provided by the Restated Certificate of Incorporation or by these By-laws, each of the officers of the Corporation shall hold office until the regular annual meeting of the Board of Directors following the next annual meeting of shareholders and until his successor is elected and qualified or until his earlier resignation or removal. Election or appointment of an officer, employee or agent shall not of itself create contract rights. The Board of Directors may, however, authorize the Corporation to enter into an employment contract with any officer in accordance with law, but no such contract right shall impair the right of the Board of Directors to remove any officer at any time in accordance with Section 6 of this
Article III.

         SECTION 5. Resignation. Any officer may resign by delivering his written resignation to the Corporation addressed to the President or the Secretary, and such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

         SECTION 6. Removal. Except as otherwise provided by law, the Board of Directors may remove any officer with or without cause by the affirmative vote of a majority of the Directors then in office; provided, however, that if at the time of such removal there is an Interested Shareholder, the affirmative vote of a majority of the Continuing Directors then in office shall also be required, and, provided further that, if an officer is to be removed for cause, he may only be removed after reasonable notice and an opportunity to be heard by the Board of Directors.

         SECTION 7. Absence or Disability. In the event of the absence or disability of any officer, the Board of Directors may designate another officer to act temporarily in place of such absent or disabled officer.

         SECTION 8. Vacancies. Any vacancy in any office may be filled for the unexpired portion of the term by the Board of Directors.

         SECTION 9. Chief Executive Officer. The President shall be the Chief Executive Officer, unless the Board of Directors shall designate another officer to be the Chief Executive Officer, The Chief Executive Officer shall, subject to the direction of the Board of Directors, have general supervision and control of the Corporation's business and shall preside, when present, at all meetings of the shareholders.

         SECTION 10. Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Board of Directors. If a Chairman of the Board is absent, the President shall preside at meetings of the Board of Directors. If the Chairman of the Board is not the Chief Executive Officer and in the absence of a Chief Executive Officer, the Chairman of the Board shall preside, when present, at all meetings of the shareholders. The Chairman of the Board shall have such other powers and shall perform such other duties as the Board of Directors may from time to time designate. If the Chairman of the Board is not the Chief Executive Officer, he shall also have such powers and perform such duties as the Chief Executive Officer may from time to time designate.

         SECTION 11. President. In the absence of the Chairman of the Board, the President shall preside, when present, at all meetings of the Board of Directors. If the President is not the Chief Executive Officer or Chairman of the Board and in the absence of such persons, the President shall preside, when present, at all meetings of the shareholders. If the President is not the Chief Executive Officer, he shall have such powers and perform such duties as the Board of Directors or the Chief Executive Officer may from time to time designate.

         SECTION 12. Vice Presidents and Assistant Vice Presidents. Any Vice President (including any Executive Vice President or Senior Vice President) and Assistant Vice President shall have such powers and shall perform such duties as the Board of Directors or the Chief Executive Officer may from time to time designate.

         SECTION 13. Chief Financial Officer and Assistant Treasurers. The Treasurer shall, subject to the direction of the Board of Directors and except as the Board of Directors or the Chief Executive officer may otherwise provide, have general charge of the financial affairs of the Corporation and shall cause to be kept accurate books of account. He shall have custody of all funds, securities, and valuable documents of the Corporation. He shall have such other duties and powers as may be designated from time to time by the Board of Directors or the Chief Executive Officer. The office of the Chief Financial Officer shall be deemed to be the office of the Treasurer of the Corporation whenever the signature of the Treasurer is required on any document or instrument, by the laws of the United States or any state, or elsewhere in the By-laws, and the Chief Financial Officer shall have authority to affix his signature in such capacity.

         The office of the Vice President of Finance and Accounting shall be deemed an Assistant Treasurer of the Corporation whenever the signature of an Assistant Treasurer is required on any document or instrument, by the laws of the United States or any state, or elsewhere in these Bylaws, and the Vice President of Finance and Accounting shall have authority to affix his signature in such capacity. Any Assistant Treasurer shall have such powers and perform such duties as the Board of Directors or the Chief Executive Officer may from time to time designate.

         SECTION 14. Secretary and Assistant Secretaries. The Secretary shall record all the proceedings of the meetings of the shareholders and the Board of Directors (including committees of the Board) in books kept for that purpose. In his absence from any such meeting, a temporary secretary chosen at the meeting shall record the proceedings thereof. The Secretary shall have charge of the stock ledger (which may, however, be kept by any transfer or other agent of the Corporation). He shall have custody of the seal of the Corporation, and he, or an Assistant Secretary, shall have authority to affix it to any instrument requiring it, and, when so affixed, the seal may be attested by his signature or that of an Assistant Secretary. He shall have such other duties and powers as may be designated from time to time by the Board of Directors or the Chief Executive Officer. In the absence of the Secretary, any Assistant Secretary may perform his duties and responsibilities.

         Any Assistant Secretary shall have such powers and perform such duties as the Board of Directors or the Chief Executive Officer may from time to time designate.

         SECTION 15. Other Powers and Duties. Subject to these By-laws and to such limitations as the Board of Directors may from time to time prescribe, the officers of the Corporation shall each have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as from time to time may be conferred by the Board of Directors or the Chief Executive Officer.

                                   ARTICLE IV

                                  CAPITAL STOCK

         SECTION 1. Certificates of Stock. Unless otherwise provided by the Board of Directors, each shareholder shall be entitled to a certificate of the capital stock of the Corporation in such form as may from time to time be prescribed by the Board of Directors. Such certificate shall bear the seal of the Corporation, if one has been adopted, and shall be signed by the Chairman of the Board of Directors, President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary. The seal of the Corporation, if one has been adopted, and any and all signatures on the certificate may be a facsimile, including those of any transfer agent or registrar. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the time of its issue. Every certificate for shares of stock which are subject to any restriction on transfer and every certificate issued when the Corporation is authorized to issue more than one class or series of stock shall contain such legend with respect thereto as is required by law.

         SECTION 2. Transfers. Subject to any restrictions on transfer and unless otherwise provided by the Board of Directors, shares of stock may be transferred only on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate therefor properly endorsed or accompanied by a written assignment or power of attorney properly executed, with transfer stamps (if necessary) affixed, and with such proof of the authenticity of signature as the Corporation or its transfer agent may reasonably require.

         SECTION 3. Record Holders. Except as may otherwise be required by law, by the Restated Certificate of Incorporation or by these By-laws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the Corporation in accordance with the requirements of these By-laws.

         It shall be the duty of each shareholder to notify the Corporation of his post office address and any changes thereto.

         SECTION 4. Record Date. In order that the Corporation may determine the shareholders entitled to receive notice of or to vote at any meeting of shareholders or any adjournments thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 days nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. In such case, only shareholders of record on such record date shall be so entitled, notwithstanding any transfer of stock on the stock transfer books of the Corporation after the record date.

         If no record date is fixed: (a) the record date for determining shareholders entitled to receive notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (b) the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

         SECTION 5. Replacement of Certificates. In case of the alleged loss, destruction or mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof upon such terms as the Corporation or its transfer agent may prescribe.

                                    ARTICLE V

                                 INDEMNIFICATION

         SECTION 1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise (hereinafter a "Proceeding"), by reason of the fact that he or she is or was (a) a Director of the Corporation, (b) an officer of the Corporation elected or appointed by the shareholders or the Board of Directors, or (c) serving, at the request of the Corporation as evidenced by a vote of the Board of Directors prior to the occurrence of the event to which the indemnification relates, as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (such persons described in (a), (b) and (c) are sometimes hereinafter referred to as an "Indemnitee"), whether the basis of such Proceeding is alleged action in an official capacity as such a Director or officer of the Corporation or as such other director, officer, employee or agent or in any other capacity while serving as such a Director or officer of the Corporation or as such other director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including, but not limited to, attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith and such indemnification shall continue as to an Indemnitee who has ceased to be such a director, officer, employee or agent and shall inure to the benefit of the Indemnitee's heirs, executors and administrators; provided, however, that, except as provided in Section 3 of this
Article V with respect to Proceedings to enforce rights to indemnification, the Corporation shall indemnify any such Indemnitee in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized or ratified by the Board of Directors of the Corporation. The right to indemnification conferred in this Article V shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any Proceeding in advance of its final disposition (hereinafter an "Advancement of Expenses"); provided, however, that, if the Delaware General Corporation Law requires, an Advancement of Expenses incurred by an Indemnitee in his or her capacity as a Director or officer of the Corporation (but not in any other capacity in which service was or is rendered by such Indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "Undertaking"), by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "Final Adjudication") that such Indemnitee is not entitled to be indemnified for such expenses under this Article V or otherwise.

         SECTION 2. Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and to an Advancement of Expenses, to any employee or agent of the Corporation to the fullest extent of the provisions of this Article V.

         SECTION 3. Right of Indemnitee to Bring Suit. If a claim under this
Article V is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an Advancement of Expenses, in which case the applicable period shall be twenty days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If the Indemnitee is successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Indemnitee shall also be entitled to be paid the expense of prosecuting or defending such suit. In any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an Advancement of Expenses), it shall be a defense that the Indemnitee has not met the applicable standard of conduct set forth in the Delaware General Corporation Law. In addition, in any suit by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Corporation shall be entitled to recover such expenses upon a Final Adjudication that the Indemnitee has not met the applicable standard of conduct set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or shareholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or shareholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an Advancement of Expenses hereunder, or by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such Advancement of Expenses, under this
Article V or otherwise shall be on the Corporation.

         SECTION 4. Non Exclusivity of Rights. The rights to indemnification and to Advancement of Expenses conferred in this Article V shall not be exclusive of any other right which any person may have or hereafter acquire under these By-laws, the Restated Certificate of Incorporation or any statute, agreement, vote of shareholders or disinterested directors or otherwise.

         SECTION 5. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any Director, officer, employee or agent of the Corporation or any director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

                                   ARTICLE VI

                            MISCELLANEOUS PROVISIONS

         SECTION 1. Fiscal Year. The fiscal year of the Corporation shall end on December 31 of each year.

         SECTION 2. Seal. The Board of Directors shall have power to adopt and alter the seal of the Corporation.

         SECTION 3. Execution of Instruments. All deeds, leases, transfers, contracts, bonds, notes and other obligations to be entered into by the Corporation in the ordinary course of its business without Director action may be executed on behalf of the Corporation by the Chairman of the Board, if one is elected, the President or the Treasurer or any other officer, employee or agent of the Corporation as the Board of Directors may authorize.

         SECTION 4. Voting of Securities. Unless the Board of Directors otherwise provides, the Chairman of the Board, if one is elected, the President or the Treasurer may waive notice of and act on behalf of this Corporation, or appoint another person or persons to act as proxy or attorney in fact for this Corporation with or without discretionary power and/or power of substitutions at any meeting of shareholders or shareholders of any other corporation or organization, any of whose securities are held by this Corporation.

         SECTION 5. Registered Agent. The Board of Directors may appoint a registered agent upon whom legal process may be served in any action or proceeding against the Corporation.

         SECTION 6. Corporate Records. The original or attested copies of the Restated Certificate of Incorporation, By-laws and records of all meetings of the incorporators, shareholders and the Board of Directors and the stock transfer books, which shall contain the names of all shareholders, their record addresses and the amount of stock held by each, may be kept outside the State of Delaware and shall be kept at the principal office of the Corporation, at the office of its counsel or at an office of its transfer agent or at such other place or places as may be designated from time to time by the Board of Directors.

         SECTION 7. Definitions. As used in these By-laws, the terms "Interested Shareholder" and "Continuing Director" shall have the same respective meanings assigned to them in the Restated Certificate of Incorporation. The term "Independent Director" shall have the meaning given in Section 5 of Article VIII of the Restated Certificate of Incorporation. Any determination of beneficial ownership of securities under these By-laws shall be made in the manner specified in the Restated Certificate of Incorporation. For purposes herein, the term "Interested Shareholder" shall not include holders of shares of Series 1997-A Convertible Preferred Stock.

         SECTION 8. Restated Certificate of Incorporation. All references in these By-laws to the Restated Certificate of Incorporation shall be deemed to refer to the Restated Certificate of Incorporation of the Corporation, as amended and in effect from time to time.

         SECTION 9. Amendments. These By-laws may be altered, amended or repealed, or new By-laws may be adopted, by the Board of Directors or the shareholders in the manner provided in the Restated Certificate of Incorporation of the Corporation; provided, however, with respect to Article I, Section 8,
Article II, Section 2(b) and Section 15, Article VI, Section 7 or Section 9, or any other provisions of these By-laws pertaining to the holders of shares of Series 1997-A Convertible Preferred Stock, the rights of the holders of shares of Series 1997-A Convertible Preferred Stock shall not be altered, amended or repealed, and new By-laws that alter, amend or repeal the rights of the holders of Series 1997-A Convertible Preferred Stock shall not be adopted without the affirmative vote of the holders of not less than a majority of the outstanding shares of Series 1997-A Convertible Preferred Stock.

                                   RESOLUTIONS

                 (Attached Pursuant To Article I, Section 8(c))


         RESOLVED: That the Exchange and Amendment Agreement, dated as of September 30, 1997 (the "Exchange Agreement"), by and among the Corporation and Westbrook Berkshire Holdings, L.L.C., (the "Buyer"), Westbrook Real Estate Fund II, L.P. and Morgan Stanley Asset Management, Inc., be, and it hereby is, approved.

         RESOLVED: That the Board of Directors hereby approves and adopts the Certificate of Designation, Preferences and Rights of the Series 1997-A Convertible Preferred Stock (the "Series 1997-A Preferred Stock") in the form submitted to this meeting (the "Certificate of Designation") and the resolution of the Board of Directors set forth herein, and authorizes the Chairman of the Board, the President and the Chief Executive Officer of the Corporation (the "Authorized Officers") to execute and cause such Certificate of Designation to be filed with and in the Office of the Secretary of State of the State of Delaware in accordance with the requirements of Section 151 of the Delaware General Corporation Law.

         RESOLVED: That the form of specimen stock certificate presented to this meeting representing shares of Series 1997-A Preferred Stock be, and hereby is. adopted and approved.

         RESOLVED: That following the filing of the Certificate of Designation, and as provided for in the Exchange Agreement, the Authorized Officers of the Corporation are authorized to issue 2,737,000 shares of Series 1997-A Preferred Stock in exchange (the "Exchange") for the 2,737,000 shares of Series A Convertible Preferred Stock authorized pursuant to the Certificate of Designation filed with and in the Office of the Secretary of State of the State of Delaware on September 25, 1997 and issued in accordance with the Stock Purchase Agreement dated as of September 19, 1997 among the Corporation and the Buyer, and the Authorized Officers are hereby authorized to take all such actions as are necessary to effect and carry out the Exchange.

         RESOLVED: That the Board of Directors hereby authorizes and approves the issuance, from time to time, of up to, and hereby irrevocably reserves for issuance, 5,643,420 shares (the "Conversion Shares") of the Corporation's common stock, par value $.01 per share ("Common Stock"), including the 506,497 shares of Common Stock currently held in the Corporation's treasury, upon conversion of shares of the Series 1997-A Preferred Stock, such number of Conversion Shares to be adjusted as appropriate from time to time to account for stock splits, stock dividends and other similar transactions and for changes in the conversion price per share of the Series 1997-A Preferred Stock.

         RESOLVED: That the officers of this Corporation be, and they hereby are, severally authorized and directed in the name and on behalf of the Corporation to take any and all actions and to execute such applications, instruments or other agreements or documents which they may deem necessary or desirable to amend or refile, as may be required by the New York Stock Exchange, Inc. ("NYSE"), the NYSE supplemental listing application for the shares of Common Stock to be issued upon conversion of the Series 1997-A Preferred Stock to reflect the Exchange, the taking of any such action or the execution of such applications, instruments or other agreements or documents to be conclusive evidence of the authorization and approval thereof by the Board of Directors of this Corporation.

         RESOLVED: That the Conversion Shares issued by the Corporation upon conversion of shares of Preferred Stock in accordance with the terms of the Series 1997-A Preferred Stock shall be fully paid and nonassessable upon delivery thereof to the respective holder of Series 1997- A Preferred Stock against receipt by the Corporation of the certificates representing the shares of Series 1997-A Preferred Stock being converted, and of the value of the consideration so received by the Corporation, an amount equal to $.01 per share shall, for accounting purposes, be allocated to the Common Stock account and the balance to the Additional Paid-In Capital account.

         RESOLVED: That the Board of Directors hereby confirms that the Board of Directors has determined that the restrictions on business combinations provided for in Section 203 do not apply to the Exchange or the issuance of the shares of Series 1997-A Preferred Stock in connection therewith or the other transactions provided for in the Exchange Agreement.

         RESOLVED: That the Bylaws of the Corporation be and hereby are amended in the form submitted to this meeting and as attached to the Exchange Agreement as Exhibit C so as to reflect the rights of the holders of the Series 1997-A Preferred Stock set forth in the Stock Purchase Agreement; and that, upon completion of the Exchange, the amendments to the Bylaws of the Corporation relating to the Series A Preferred Stock adopted on September 24, 1997 be, and they hereby are, deleted.

         RESOLVED: That upon completion of the Exchange, the Series 1997-A Preferred Stock delivered to the Buyer in the Exchange shall be retired and canceled, and the resolutions set forth in the Certificate of Elimination in the form presented to this meeting be, and they hereby are, adopted and approved, and the Authorized Officers are authorized and directed to execute such certificate and cause it to be filed with and in the Office of the Secretary of State of the State of Delaware.

         RESOLVED: That the Corporation hereby elects to be governed by paragraph (2) of subsection (c) of Section 141 of the Delaware General Corporation Law with respect to the powers and authority of the Board of Directors that may be delegated to the committee of the Board of Directors.

         RESOLVED: That the Executive Committee is hereby authorized to approve and authorize on behalf of the Corporation any and all such actions as it determines to be necessary or desirable in connection with the transactions contemplated by the Exchange Agreement including, without limitation, approving changes to the terms of the Series 1997-A Preferred Stock as set forth in the Certificate of Designation.

Historical Notes re BRI By-Laws


The By-laws were adopted by the Incorporator on April 25, 1990 within the context of the Certificate of Incorporation filed with the Delaware Secretary of State on April 26, 1990. They were ratified and approved by the Written Consent of the Directors dated April 30, 1990. Subsequently the By-laws were restated in their entirety on November 1, 1990.

--------------------

On February 4, 1993 the Directors amended Article I, Section 8 (now Article I,
Section 9) by adding the last sentence thereto with respect to abstentions.

On August 15, 1994 the Directors amended Article IV, Section 1 by restating the third full sentence of said section with respect to facsimile signatures.

On February 28, 1996 the Directors amended Article III, Section 3 by changing the reference in the first sentence thereof from "President" to "Chief Executive Officer."

On February 28, 1996 the Directors amended Article III, Section 13 by replacing the word "Treasurer" with the words "Chief Financial Officer" in the section heading and by adding the last sentence of the first paragraph of said section.

On May 13, 1997 the Directors further amended Article III, Section 13 by adding the first sentence of the second paragraph of said section with respect to the office of Vice President of Finance and Accounting.

On September 18, 1997 the Directors authorized and approved certain amendments with respect to the establishment and issuance of a new class and series of stock. Those amendments were subsequently repealed in their entirety on October 9, 1997 in connection with the exchange of such class and series of stock for a new class and series of stock.

On October 9, 1997 the Directors authorized and approved the following amendments reflecting the establishment and issuance of a new class and series of stock:

       (1) Article I was amended by the insertion of a new Section 8 with respect to the rights of Series A Convertible Preferred Shareholders. Former Sections 8 through 11 were renumbered 9 through 12.

       (2) Article II, Section 2(b) was amended by adding the second full paragraph thereto with respect to the rights of the Series A Convertible Preferred Shareholders as a class to elect one director.

       (3) Article II, Section 15 was amended by adding the second full paragraph there with respect to the Series A Preferred Director.

       (4) Article VI, Section 7 was amended by adding the last sentence thereof.

       (5) Article VI, Section 9 was amended by adding to the end thereof the clause "; provided, however . . . 51% of the outstanding shares of Series A Convertible Preferred Stock."